UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2011

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) Departure of Directors.

On July 1, 2011, T. Peter Thomas resigned as a Director of NeoPhotonics Corporation effective on July 1, 2011.

ITEM 8.01	OTHER EVENTS

On June 23, 2011, the Compensation Committee of the Board of Directors (the “Committee”) of NeoPhotonics Corporation (the “Company”) approved an increase to the annual base salaries, effective May 16, 2011, for the following named executive officers of the Company:

Named Executive Officer	Base Salary Effective May 16, 2011
Timothy S. Jenks, President and Chief Executive Officer	$337,920
Dr. Raymond Cheung, Vice President and Chief Operating Officer	$299,605
James D. Fay, Vice President and Chief Financial Officer	$291,840
Benjamin L. Sitler, Vice President of Global Sales	$231,424
Dr. Wupen Yuen, Vice President of Product Development and Engineering	$220,160

Approval of Compensation Arrangements for Chief Executive Officer

The Committee approved the following compensation arrangement for Mr. Timothy S. Jenks, the Company’s President and Chief Executive Officer: a bonus of $25,000 payable in cash for services performed.

Approval of Compensation Arrangements for Chief Financial Officer

The Committee approved the following compensation arrangement for Mr. James D. Fay, the Company’s Vice President and Chief Financial Officer: a bonus of $12,500 payable in cash for services performed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2011	NEOPHOTONICS CORPORATION

	By:	/s/ James D. Fay
James D. Fay
Vice President and Chief Financial Officer